EXHIBIT 10.11

PCTEL, INC.

SALES COMPENSATION PLAN

Prepared specifically for:

Arnt Arvik

FY 2018

PCTEL, Inc.

2018 Sales Compensation Plan

This plan supersedes all previous compensation plans

EXHIBIT 10.11

I.	Introduction

The PCTEL Sales Compensation Plan (the “Plan”) has been designed to:

▪	Align sales compensation with corporate profitability;
▪	Motivate, incent and reward sales behavior in order to achieve PCTEL’s corporate and financial objectives; and
▪	Provide a Plan that is equitable and consistent across regions and product lines.

II.	Definitions

Base Salary – Base Salary is the amount payable to Participant as non-variable compensation for services rendered to the Company.  It is determined by Company management on an annual basis.

Commission – Commission is the variable amount payable to Participant as compensation for sales to customers as set forth in Section IV below.

Commissionable Revenue – Revenue earned by the Company (determined in accordance with Generally Accepted Accounting Principles in the United States of America) from sales of products, services, NRE, maintenance charges, royalties and training charges, excluding freight, loans, interest charges, and other similar charges.

Company – PCTEL, Inc. and its subsidiaries

RFS Total Quota – Commission earned from Commissionable Revenue generated by total RF Solutions sales, the Participant will receive the percentage of Base Salary indicated on Attachment A.

Participant – The sales professional for whom this Plan is prepared and whose name is found on the cover page of this Plan.

Payout Factor – The percentage determined from the chart in Section V based upon the percentage of Quota attained.

Plan Administrators – The CFO together with the Vice President, Corporate Resources and Chief Risk Officer, and the Senior Vice President & General Manager-RFS.

Plan Year – The Plan Year is January 1, 2018 through December 31, 2018.

Quota Assignment Statement (Attachment A) – The signed statement between PCTEL and Participant defining the amount of the Quota and related objectives, if any.

Target Commission – The amount or percentage of Commission identified in Attachment A as Participant’s personal target.

III.	General

Plan Administration: The Plan Administrators will manage the Plan and have full discretion to construe the terms of the Plan, determine eligibility to participate in the Plan, and determine whether Commission is payable under the Plan.

Adjustments:  PCTEL reserves the right, without notice, to make any adjustments or revisions to the Plan.  In the event of any revision or adjustment to the Plan, including Attachment A, an amended Plan will be prepared and signed by all parties.  No handwritten changes will be accepted.

PCTEL, Inc.

2018 Sales Compensation Plan

This plan supersedes all previous compensation plans

EXHIBIT 10.11

Interpretation: Any questions relative to interpretation and administration of this Plan shall be referred to the CFO whose interpretation will be final and binding.

Termination of Employment:  The final amount, if any, of Commission due to Participant upon termination of employment is the Commission earned as provided in this Plan up to and including the termination date.

Participation: Plan Participants are not eligible for any other management bonus or similar plan offered by the Company.

IV.	Annual Quota

At the beginning of each fiscal year, the Senior Vice President & General Manager-RFS, working with the Vice President, Corporate Resources and Chief Risk Officer, will set the RFS Total Quota and Target Commission potential for the Participant on the Quota Assignment Statement (Attachment A.)

There will be no retroactive customer account changes without approval from the Senior Vice President & General Manager -RFS.  Any changes will be documented in writing by Participant, the CFO, the Senior Vice President & General Manager-RFS, and the Vice President, Corporate Resources and Chief Risk Officer, with a copy to the Finance Department.

V.	Commission

Participant will earn a Commission as follows:

Commission Earned: Commission is calculated based upon the annual amount of Commissionable Revenue generated by the Participant.

Returns and Credits:  In the event that a product for which Participant received credit as Commissionable Revenue is returned (or the Company credited the customer’s account as though the product was returned), the corresponding amount of Commissionable Revenue related to the returned or credited product shall be subtracted from the Commissionable Revenue otherwise credited to the Participant. The amount of Commissionable Revenue will be subtracted in the quarter the product return or product credit is processed.  Further, if one or more assigned accounts are greater than 90 days past the due date established by the applicable payment terms, the corresponding amount of Commissionable Revenue previously credited to the Participant shall be subtracted and the next quarterly Commission payment shall be adjusted accordingly.  Such Commissionable Revenue will be added back in the quarter in which the payment is received from the customer and will be included in the next succeeding Commission payment.  No Commission will be payable for any write-off amounts.

Commission Calculation - After the end of first fiscal quarter and monthly thereafter, the Finance Department will calculate the year-to-date Commissionable Revenue from invoices issued related to RFS product and services.  The “Payout Factor” is determined by locating the percentage of Individual Quota attained year-to-date in the table below and extrapolating to identify the Quota percentage that falls between the percentages indicated in the table (e.g., 77% attainment would be a 61.67% payout factor). The Commission earned for each fiscal quarter is calculated as follows:

PAYOUT FACTOR x TARGET COMMISSION x BASE SALARY.

The amount of Commission earned as set forth above will be paid to Participant, except as follows:

PCTEL, Inc.

2018 Sales Compensation Plan

This plan supersedes all previous compensation plans

EXHIBIT 10.11

1)	Commissions paid in prior fiscal quarters of the fiscal year are deducted from the current commission calculation in such fiscal year.
2)

There is a “cap” or upper limit at 200% of Quota attainment so that achieving greater Commissionable Revenue beyond 200% of Quota, which equates to a 250% Payout Factor, will not result in additional Commission.

Commission Table:

% Quota Attained	Payout Factor
0%	0%
10%	6%
20%	12%
30%	18%
40%	24%
50%	30%
60%	36%
70%	42%
75%	60%
80%	64%
90%	81%
100%	100%
110%	121%
120%	144%
130%	169%
140%	196%
150%	205%
160%	214%
170%	223%
180%	232%
190%	241%
≥ 200%	250%

VI.	Modifications due to Product Discontinuation

PCTEL, Inc.

2018 Sales Compensation Plan

This plan supersedes all previous compensation plans

EXHIBIT 10.11

Discontinuance of Products during Plan Year – During the fiscal year, products may be discontinued and pulled from the sales cycle.  As one example, this can occur when a business segment is sold off.  When appropriate, the related Quota and objectives will be adjusted following management approval.

VII.	Commission Payment Timing and Process

         The Commission earned by Participant will be paid forty-five (45) days after the close of the first calendar quarter and forty-five (45) days after the end of each month thereafter

ATTACHMENT A

PCTEL, INC.

PCTEL, Inc.

2018 Sales Compensation Plan

This plan supersedes all previous compensation plans

EXHIBIT 10.11

QUOTA ASSIGNMENT STATEMENT

NAME: Arnt Arvik             Quota: $24,000,000

Sales Territory and/or Accounts: All RF Solutions Sales

Your Target Commission Is:67% of Base Salary

I acknowledge that I have read, understand and agree to the terms and conditions of this specifically prepared PCTEL, INC. Sales Compensation Plan for FY 2018.

Arnt Arvik2/11/2018

Employee/ParticipantDate

Jeff Miller2/12/2018

Senior Vice President & General Manager- RFS Date

Les Sgnilek2/8/2018

VP Corporate Resources & Chief Risk OfficerDate

JW Schoen2/8/2018

CFODate

PCTEL, Inc.

2018 Sales Compensation Plan

This plan supersedes all previous compensation plans